UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2022
Commission File Number 01-13697

MOHAWK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia	30701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2022, the Board of Directors (the “Board”) of Mohawk Industries, Inc. (the “Company”) appointed Jerry W. Burris to the Board to serve as a director in Class II for the Company. Mr. Burris will serve with the other Class II directors for a term scheduled to expire at the Company’s Annual Meeting in 2024. He will not initially serve on any committees of the Board. Mr. Burris is the President, Chief Executive Officer and Director of Midwest Can Company, a manufacturer of portable fuel cans and specialty containers.

Mr. Burris will participate in the Company’s non-employee director compensation program, which is described in the Company’s Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 2, 2021, as may be amended from time to time. Pursuant to the non-employee director compensation program, Mr. Burris will receive a pro-rata portion of the $80,000 annual cash retainer for service as a director for the remaining portion of the current term of the Company’s directors.

There are no arrangements or understandings between Mr. Burris and any other persons pursuant to which he was elected as a member of the Board. Mr. Burris has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.
Date:	February 17, 2022	By:	/s/ R. David Patton
R. David Patton
Vice President - Business Strategy and General Counsel